                                                                   Exhibit 4.6

                               GUARANTY AGREEMENT
                               ------------------

February 12, 1996


                 WHEREAS, ARBOR HEALTH CARE COMPANY, a Delaware corporation and MARSHALL PROPERTIES, INC., an Ohio corporation (collectively, the "Borrower"), having an address of 1100 Shawnee Road, Box 840, Lima, Ohio 45802-0840, desire to transact business with and to obtain credit from BANK ONE, KENTUCKY, NA, a national banking association, having an address at 416 West Jefferson Street, Louisville, Kentucky 40232 ("Lender"); and

                 WHEREAS, Lender is unwilling to extend credit to Borrower unless the undersigned [I] ARBORS EAST, INC., an Ohio corporation; [II] ARBORS AT FORT WAYNE, INC., an Indiana corporation; [III] ARBORS AT TOLEDO, INC., an Ohio corporation; [IV] HOME CARE PHARMACY, INC. OF FLORIDA, a Florida corporation; and [V] BAY GERIATRIC PHARMACY, INC., a Florida corporation, each (each a "Guarantor and collectively the "Guarantors") shall guarantee payment to Lender of the Obligations, as hereinafter defined; and

                 WHEREAS, each of the Guarantors is an affiliate of Borrower and is financially interested in the business and affairs of Borrower;

                 NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Guarantors, and to induce Lender from time to time, in its discretion, to extend or continue credit to Borrower, and acknowledging that Lender in extending such credit shall rely on this Guaranty Agreement, each Guarantor, for Guarantors and their respective successors (including, without limitation, by operation of law) and assigns, hereby unconditionally and jointly and severally (together with any other guarantor of all or any part of the Obligations hereinafter described, whether or not such guarantor is a party to this Agreement) guarantees to Lender, its successors and assigns, including each and every holder or owner of any Obligations of Borrower which are guaranteed hereby (each reference to Lender shall be construed to refer to each such holder or owner), the prompt payment when due and at all times thereafter of all of the Obligations of Borrower described in SCHEDULE 1 attached to and made a part of this Guaranty Agreement (all of which are hereinafter collectively referred to as the "Obligations") plus interest and fees constituting part of the Obligations, and fees, charges and costs of collecting the Obligations, including reasonable attorneys' fees.

                 This Guaranty Agreement is a continuing guaranty and shall remain in full force and effect so long as any of the Obligations have not been fully paid or performed; provided, however, anything contained in this Guaranty Agreement to the contrary notwithstanding, this Guaranty Agreement shall terminate on February 1, 2004, except that such termination shall not affect the liability of any of the Guarantors with respect to [a] Obligations created or incurred prior to such date, or [b] extensions or renewals of, interest accruing on, or fees, costs or expenses, including reasonable attorneys' fees, incurred with respect to, such Obligations on or after such date. The liability of each Guarantor under this Guaranty Agreement shall continue, notwithstanding the payment in full of the Obligations, if any payments made on the Obligations are subsequently recovered from Lender under any federal, state or other bankruptcy, insolvency or similar law. Lender shall have the right of immediate recourse against each of the Guarantors for full and immediate payment of the Obligations guaranteed at any time after the Obligations, or any part thereof, have not been paid in full according to the tenor and under the terms of the instrument governing such Obligations, whether on demand, at fixed maturity, or maturity accelerated by reason of a default.

                 This Guaranty Agreement is a guaranty of payment, not of collection, and each Guarantor therefore agrees that Lender shall not be obligated prior to or as a condition to seeking recourse against or receiving payment from any Guarantor, to do any of the following (although Lender may do so, in whole or in part, at its sole option), all of which are hereby unconditionally waived by each Guarantor:

         1. take any steps whatsoever to collect from Borrower or to file a claim of any kind against Borrower; or

         2. take any steps whatsoever to accept, perfect Lender's security interest in, foreclose, realize on or deal in any manner with collateral security, if any, for the payment of the Obligations, or any other guaranty of the Obligations; or

         3. in any other respect exercise any diligence whatever in collecting or attempting to collect any of the Obligations by any means.

                 The liability of each Guarantor for payment of the Obligations shall be absolute and unconditional, and nothing whatever except actual full payment to the Lender of all the Obligations guaranteed by Guarantors hereunder shall operate to discharge any Guarantor's liability. Accordingly, each Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish the liability of Guarantor. Without limiting the generality of the foregoing, each Guarantor hereby consents to the following and agrees that none of the following shall diminish or impair the liability of Guarantor in any respect (all of which may be done without notice to any Guarantor of any kind):

                 A. any extensions or renewals (regardless of the duration of such renewal term) of any of the Obligations, or any modifications, indulgences, adjustments, forebearances, waivers, compromises, settlements, or variations of, with regard to, affecting or in connection with of the interest rate, times of payment of principal or interest, or any of the other terms of any of the Obligations or of any agreement entered into with Borrower, any Guarantor or any other person liable or having granted security for or otherwise having entered into an agreement in connection with any part of the Obligations;

                 B. the voluntary or involuntary discharge or release of any of the Obligations, or of any person liable therefor, by reason of bankruptcy or insolvency laws or otherwise;

                 C. the acceptance or release, with or without substitution, by Lender of any collateral security or other guaranty, or collateral security for such other guaranty, or any settlement, compromise or extension with respect to any collateral security, other guaranty or collateral security for such other guaranty;

                 D. the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Obligations or any part thereof is or was ULTRA VIRES, (ii) the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, (iii) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (iv) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or
(v) the documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

                 E. any full or partial release of the liability of Borrower on the Obligations or any part thereof, of Guarantors or any guarantors now or hereafter that are not parties to this Guaranty Agreement, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof;

                 F. any surrender, exchange, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

                 G. the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien;

                 H. the application or allocation by Lender of payments, collections or credits on any portion of the Obligations regardless of what portion of the Obligations remains unpaid;

                 I. the creation of any new Obligations covered by this Guaranty Agreement or renewal of any existing Obligations;

                 J. the extension of credit by Lender to Borrower in an aggregate amount exceeding the maximum aggregate liability of any Guarantor hereunder;

                 K. the making of a demand, or absence of demand, for payment of the Obligations or giving, or failing to give, any notice of dishonor or protest or any other notice;

                 L. the voluntary or involuntary subordination by Lender of its claim(s) with regard to the Obligations or any collateral security for the Obligations;

                 M. disclosure by the Lender or the failure of Lender to disclose to any Guarantor any information regarding the Borrower or any other guarantor of the Obligations;

                 N. any change in the Borrower or the relationship of any Guarantor to the Borrower or any other guarantor of the Obligations; or

                 O. any lack of diligence by Lender in collecting or attempting to collect any of the Obligations or attempting to realize upon the value of any collateral.

Guarantor unconditionally waives:

                 A. any acceptance or notice of acceptance of this Guaranty Agreement; and

                 B. any set-offs or counterclaims against Lender which would impair Lender's rights against any Guarantor hereunder; and

                 C. any notice to which any Guarantor may be otherwise entitled at law or in equity, including but not limited to, notice regarding sale or disposal of any collateral securing the Obliga-tions or this Guaranty Agreement, and further waives to the maximum extent permitted by law any obligation of the Lender to otherwise sell or deal with such collateral in a commercially reasonable manner.

                 D. any and all rights of subrogation, reimbursement, indemnity, contribution, recourse or other recovery against Borrower to the extent any of the same would impair Lender's rights against Borrower or the property of Borrower or any Guarantor hereunder.

                 Each Guarantor confirms to Lender that Guarantor independently and without any reliance upon any advice or information from Lender in determining whether to enter into this Guaranty has investigated the operations, business and finances of Borrower to Guarantor's satisfaction and has adequate means of assessing those factors in the future, and acknowledges and agrees that Lender shall have no duty or obligation to advise any Guarantor or supply any Guarantor with any information whatsoever concerning the present or future financial condition or business or affairs of Borrower.

                 Each Guarantor agrees that in the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to Borrower, no limitation on the liability of Borrower on any of the Obligations that may now or hereafter be imposed by any federal, state or other statute, law, regulation or judicial or administrative determination applicable to such proceedings shall in any way limit the obligation hereunder of any of the Guarantors, which obligation is co-extensive with the liability of Borrower as set forth in the Obligations without regard to any such limitation. In the event any payment by Borrower to Lender is held to constitute a preference under the bankruptcy laws, or for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Lender to Borrower shall not constitute a release of any Guarantor from any liability hereunder but each Guarantor agrees to pay such amount to Lender upon demand.

                 It is the intention of each of the Guarantors and Lender that the amount of the Obligations guaranteed by each Guarantor by this Guaranty Agreement shall not be in excess of the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to any of the Guarantors. Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument now or hereafter executed in connection with any of the Obligations, the amount of the Obligations guaranteed by each Guarantor by this Guaranty Agreement shall be limited to such amount which after giving effect thereto (i) would not render such Guarantor insolvent, (ii) would not result in the fair salable value of the assets of such Guarantor being less than the amount required to pay such

Guarantor's debts and other liabilities (including contingent liabilities) as they mature, or (iii) leave such Guarantor with unreasonably small capital to carry out Guarantor's business as now conducted and as proposed to be conducted, including Guarantor's capital needs, as such concepts described in
(i), (ii) and (iii) of this paragraph are determined under applicable law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, discharged, annulled or voided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this paragraph, the term "applicable law" means as to any Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or Commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to such Guarantor.

                 The liability of each Guarantor as to the Obligations guaranteed hereby shall be joint and several with any and each other guarantor of all or any portion of the Obligations.

                 If Lender shall have exculpated Borrower or any other guarantor of the Obligations from liability in whole or in part, said exculpation or agreement shall not affect the obligations of any Guarantor hereunder, each Guarantor hereby acknowledging that the obligations under this Guaranty Agreement are independent of the Obligations of the Borrower and are to be construed as if no such exculpation or agreement have been granted to the Borrower or such other guarantor by the Lender.

                 This Guaranty Agreement shall inure to the benefit of Lender, its successors and assigns, including each and every holder or owner of any of the Obligations guaranteed hereby and this Guaranty Agreement shall be deemed a separate contract with each such holder and owner.

                 No invalidity, irregularity or unenforceability of all or any part of the Obligations hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of each Guarantor.

                 Lender shall have the right to set-off at any time after default by Borrower with respect to any of the Obligations, without notice to any Guarantor, any and all deposits or other sums at any time or times credited by or due from Lender to any Guarantor (or to any of Guarantors jointly), whether or not held by Lender in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute additional security for the Obligations and the obligations and warranties arising under this Guaranty Agreement. Each Guarantor hereby grants to Lender a lien on and a continuing security interest in all instruments, documents, securities, cash, chattel paper, general intangibles, deposits, certificates of deposit, all other property and the proceeds of any of the foregoing, owned by Guarantor or in which Guarantor has an interest, which now or hereafter are at any time in possession or control of Lender, or in transit by mail or carrier to or from Lender or in the possession of any third party on behalf of Lender, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the Obligations and the obligations and warranties arising under this Guaranty Agreement, and all of which may be applied at any time after default with respect to any of the Obligations, without notice to Borrower or to any Guarantor, to the Obligations of Borrower in such order as Lender may determine.

                 No amendment, modification or waiver of this Guaranty Agreement shall be deemed to be made by Lender unless in a writing signed by a duly authorized officer of Lender, and any such amendment, modification or waiver shall be strictly construed. No waiver by Lender shall be construed or deemed to be a waiver of any other provision or condition of this Guaranty Agreement or a waiver of a subsequent breach of the same provision or condition.

                 Without limitation of the other Obligations, Guarantors shall be jointly and severally liable for and shall pay to Lender all expenses, costs and charges, of any nature whatsoever, including, without limitation, reasonable attorneys' fees, incurred by Lender in enforcing or seeking to enforce any of the rights of Lender under this Guaranty Agreement or collecting or seeking to collect any amounts payable under this Guaranty Agreement.

                 The invalidity or unenforceability of any one or more provisions of this Guaranty Agreement shall not impair the validity and enforceability of all of the other provisions of this Guaranty Agreement.

                 Any notice given to Lender or to any Guarantor hereunder shall be given in the manner stipulated in the Reimbursement Agreement described in
SCHEDULE 1 hereto.

                 This Guaranty Agreement was negotiated in the Commonwealth of Kentucky and delivered by Guarantors and accepted by Lender in the Commonwealth of Kentucky, and proceeds of the Obligations have been and/or will be disbursed from the Commonwealth of Kentucky, which state Guarantors and Lender agree has a substantial relationship to Guarantors and Lender and to the underlying transaction in connection with which this Guaranty Agreement is delivered.
This Guaranty Agreement, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the Commonwealth of Kentucky.

                 This Guaranty Agreement supplements and is in addition to any other guaranties given by any Guarantor and other persons and entities, respectively, to Lender of obligations, indebtedness and liabilities of Borrower to Lender, and shall not be deemed to be in substitution for nor otherwise impair in any manner the enforceability of such other guaranties against any Guarantor or any other person or entity which is a party to any such other guaranties. Any guaranty which is written on any promissory note guaranteed hereby is intended to supplement this Guaranty Agreement , and in the event of any conflict between the terms of any guaranty which is written on any promissory note and this Guaranty Agreement, this Guaranty Agreement shall control, except that the unenforceability of this Guaranty Agreement, in whole or in part, shall not affect the enforceability of any guaranty which is written on any promissory note.

                 THE LENDER AND EACH OF THE GUARANTORS ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS GUARANTY AGREEMENT OR ANY OF THE OBLIGATIONS.

        <THE BALANCE OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK>

                 IN TESTIMONY WHEREOF, witness the signature of Guarantors as of the date disclosed by the notarial certificate below, but effective as of the date first above set forth.

                                  "Guarantors"

Signed, acknowledged and          ARBORS EAST, INC., an
delivered in the presence          Ohio corporation
of:


__________________________                 By: ___________________________
       Signature

__________________________                 Printed Name:__________________
     Printed Name

                                           Title: ________________________

__________________________
       Signature

__________________________
      Printed Name


STATE OF OHIO      )
                   )SS:
COUNTY OF _________)


                        The foregoing instrument was sworn to, subscribed and acknowledged before me this _____ day of February, 1996, by _________________________, as _________________________ of Arbors East, Inc., an
Ohio corporation, on behalf of the corporation.

                        My commission expires: _________________________.


                                  _________________________________________
                                  NOTARY PUBLIC
[AFFIX NOTARY SEAL]

                                                   ARBORS AT FORT WAYNE, INC., an
                                                    Indiana corporation



                                                   By: ___________________________


                                                   Printed Name:__________________


                                                   Title: ________________________



STATE OF INDIANA          )
                          ) SS:
COUNTY OF ______________  )

                 The foregoing instrument was sworn to, subscribed and acknowledged before me this ____ day of February, 1996, by _________________________, as _________________________ of Arbors at Fort Wayne,
Inc., an Indiana corporation, on behalf of the corporation.

                 My commission expires:  _____________________.

[SEAL]
                                   ____________________________________
                                   Notary Public, State at Large

Signed, acknowledged and          ARBORS AT TOLEDO, INC., an
delivered in the presence          Ohio corporation
of:


__________________________                 By: ___________________________
       Signature

__________________________                 Printed Name:__________________
     Printed Name

                                           Title: ________________________

__________________________
       Signature

__________________________
      Printed Name



STATE OF OHIO             )
                          ) SS:
COUNTY OF ______________  )


                 The foregoing instrument was sworn to, subscribed and acknowledged before me this ____ day of February, 1996, by _________________________, as _________________________ of Arbors at Toledo,
Inc., an Ohio corporation, on behalf of the corporation.

                 My commission expires:  _____________________.

[SEAL]
                                        ___________________________________
                                        Notary Public, State at Large

Signed, acknowledged and          HOME CARE PHARMACY, INC. OF FLORIDA,
delivered in the presence          a Florida corporation
of:



__________________________        By: ___________________________
       Signature

__________________________        Printed Name: _________________
     Printed Name

                                  Title: ________________________

__________________________
       Signature

__________________________
      Printed Name


STATE OF _______________ )
                         : SS
COUNTY OF ______________ )


                 The foregoing instrument was sworn to, subscribed and acknowledged before me this ____ day of February, 1996, by
_________________________, as _________________________ of Home Care Pharmacy,
Inc. of Florida, a Florida corporation, on behalf of the corporation.  He/She:
(check one) ______                is personally known to me, or has
            ______                produced ____________________________
                                  as identification.


                                  __________________________________________

                                  __________________________________________
                                  Name: (Please Print)
                                  Notary Public, State of __________________
[AFFIX NOTARY SEAL]

Signed, acknowledged and          BAY GERIATRIC PHARMACY, INC.,
delivered in the presence          a Florida corporation
of:



__________________________        By: ___________________________
       Signature

__________________________        Printed Name: _________________
     Printed Name

                                  Title: ________________________

__________________________
       Signature

__________________________
      Printed Name




STATE OF _______________ )
                         : SS
COUNTY OF ______________ )


                 The foregoing instrument was sworn to, subscribed and acknowledged before me this ____ day of February, 1996, by _________________________, as _________________________ of Bay Geriatric
Pharmacy, Inc., a Florida corporation, on behalf of the corporation. He/She:
(check one) ______                is personally known to me, or has
            ______                produced ____________________________
                                  as identification.


                                  __________________________________________

                                  __________________________________________
                                  Name: (Please Print)
                                  Notary Public, State of __________________
[AFFIX NOTARY SEAL]

                                           "Lender"

Accepted:                                  BANK ONE, KENTUCKY, NA, a national
                                           banking association


February ____, 1996                        By_______________________________________
                                                           (signature)

                                           Name_____________________________________
                                                          (type or print)

                                           Title____________________________________
                                                          (type or print)



Attachments:
- - - -----------

Schedule 1 - Description of Obligations

                                   SCHEDULE 1
                                   ----------
                                       TO
                        GUARANTY AGREEMENT ("AGREEMENT)
                         AMONG ARBORS EAST, INC. ET AL.
                           AND BANK ONE, KENTUCKY, NA

                          (DESCRIPTION OF OBLIGATIONS)


                 The "OBLIGATIONS" referred to in the foregoing Agreement are as follows:

                 A. All indebtedness, liabilities and obligations arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by each of the Borrowers hereinafter described in connection with, each of the following documents, including any renewals, extensions and amendments of any of them or substitutions or replacements for any of them (referred to hereinafter as the "REIMBURSEMENT AGREEMENT"):

                          [i]     Reimbursement Agreement dated as of February
12, 1996, among Arbor Health Care Company, a Delaware corporation ("ARBOR"), Marshall Properties, Inc., an Ohio corporation ("MARSHALL") (Arbor and Marshall are referred to each individually as a "BORROWER" and collectively as the "BORROWERS"), Bank One, Kentucky, NA, a national banking association ("LENDER"), and joined by each of the Guarantors referable to Letter of Credit No. S-6122 in the face amount of $27,506,250 issued by Lender for the joint and several account of Borrowers (the "LETTER OF CREDIT") as security for Promissory Note (Series 1996A-1) and Promissory Note (Series 1996A-2), both dated as of February 15, 1996, made jointly and severally by Borrowers to the order of Capital One Funding Corporation ("CAPITAL") in face principal amount of $13,500,000 and maturing on February 1, 2003.

                 B. The payment, performance and discharge of any and all obligations and liabilities of each Borrower, whether direct or indirect, absolute or contingent, due or not due, now existing or hereafter arising, in conjunction with issuance of the Letter of Credit (collectively, together with any extensions, renewals, amendments, substitutions or replacements thereof and therefor, the "LETTER OF CREDIT"), including but not limited to the obligations of each Borrower contained in any and all applications for the Letter of Credit (collectively, the "APPLICATIONS") executed and delivered as a condition to issuance of the Letter of Credit, and to pay on demand all drafts drawn under the Letter of Credit, and to reimburse Lender on demand of Lender for any amounts advanced by Lender for the account of either Borrower, at the option and in the exercise of the sole and absolute discretion of Lender, to satisfy such drafts, and to indemnify Lender from all loss or liability incurred by Lender in connection with the issuance of the Letter of Credit; and the payment of all fees and all other sums due under, and the performance of all covenants, conditions and other obligations due under or in connection with, the Reimbursement Agreement, the Applications, and any security agreements, mortgages, deeds of trust, guaranties, pledge agreements, assignments, subordination agreements, and any other documents or instruments heretofore, contemporaneously herewith or hereafter entered into by any Borrower or any other person or entity, with or for the benefit of Lender to evidence, secure or guarantee payment of the Letter of Credit, or otherwise entered into in connection with the Letter of Credit (such security agreements, mortgages, deeds of trust, guaranties, pledge agreements, assignments, subordination agreements, and other documents and instruments evidencing, securing, guaranteeing or otherwise entered into in connection with the Letter of Credit are referred to collectively as the "LOAN DOCUMENTS").

                 C. All expenses, costs and charges, of any nature whatsoever, including, without limitation, taxes, assessments, insurance premiums, repairs, rent, storage costs, expenses of collection and sale, and reasonable attorneys' fees, incurred by or for the account of Lender in preserving collateral for the Obligations and/or enforcing or seeking to enforce any of the rights and remedies of Lender under any of the Loan Documents.